UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2015

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 - 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 2, 2015, Alaska Communications Systems Group, Inc. (the “Company”) and General Communication, Inc. (“GCI”) issued a press release (“Joint Press Release”) in connection with the announcement of the transaction described in Item 8.01 below.  A copy of the Joint Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Also on February 2, 2015 the Company issued a separate press release regarding the transaction announced in the Joint Press Release.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information disclosed in this Item 7.01 is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  In addition, the Company undertakes no duty or obligation to publicly update or revise the information included in the Item 7.01.

Item 8.01 Other Events.

On February 2, 2015, the Company and GCI announced that they have completed the previously announced transaction under which the Company agreed to sell its wireless subscriber base and its one-third interest in The Alaska Wireless Network, LLC to GCI for $300 million.  The Company anticipates filing a Current Report on Form 8-K under Item 2.01, Completion of Acquisition or Disposition of Assets, within the prescribed time period.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Alaska Communications Systems Group, Inc. and General Communication, Inc. joint Press Release dated February 2, 2015.
99.2	Alaska Communications Systems Group, Inc. Press Release dated February 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2015	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Alaska Communications Systems Group, Inc. and General Communication, Inc. joint Press Release dated February 2, 2015.
99.2	Alaska Communications Systems Group, Inc. Press Release dated February 2, 2015.